EXHIBIT 1.1


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    Depositor

          Commercial Mortgage Pass-Through Certificates, Series 2006-C5

                             UNDERWRITING AGREEMENT

                                                               December 13, 2006

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York  10010

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

KEYBANC CAPITAL MARKETS, A DIVISION OF
MCDONALD INVESTMENTS INC.
127 Public Square
Cleveland, Ohio  44114-1306

BANC OF AMERICA SECURITIES LLC
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina  28255

GREENWICH CAPITAL MARKETS, INC.
600 Steamboat Road
Greenwich, Connecticut  06830-7168

Ladies and Gentlemen:

      1. Introductory. Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), proposes to form one or more real estate mortgage investment conduits (the "Trust"), which will issue certain securities entitled Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-C5 and including the classes thereof specified on Schedule I hereto (the classes of such securities so specified on Schedule I hereto, the "Certificates"). Each Certificate will evidence a fractional undivided, percentage interest or beneficial interest in the Trust. The terms on which the Trust will issue the Certificates will be specified in the Prospectus (as defined herein). The property of the Trust will consist of a pool of 304 fixed rate mortgage loans, secured by multifamily and commercial properties (collectively, the "Mortgage Loans") that will be purchased by the Depositor from Column Financial, Inc. (the "Column Mortgage Loan Seller") and KeyBank National Association (the "KeyBank Mortgage Loan Seller" and together with the Column Mortgage Loan Seller, the "Mortgage Loan Sellers"), pursuant to those certain Mortgage Loan Purchase Agreements, each dated as of December 1, 2006 (the "Mortgage Loan Purchase Agreements"), and will be serviced by KeyCorp Real Estate Capital Markets, as master servicer (the "Master Servicer"), and if and when necessary LNR Partners, Inc. as special servicer (the "Special Servicer"), pursuant to that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of December 1, 2006, by and among the Depositor, the Master Servicer, the Special Servicer and Wells Fargo Bank, N.A., as trustee (the "Trustee"), and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, and the Certificates will be issued pursuant to the Pooling and Servicing Agreement.

      The offering of the Certificates made pursuant to the Registration Statement (as defined below) will be made through you as underwriters. This Agreement provides for the sale of such Certificates to, and the purchase and offering thereof by, you, as underwriters (the "Underwriters" and, individually, an "Underwriter"). Schedule I shall specify the principal or notional balance of each Class of the Certificates to be issued and any terms thereof not otherwise specified in the Pooling and Servicing Agreement, the Classes of Certificates subject to this Agreement, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, the aggregate amount of Certificates to be purchased by you and the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined. The offering of the Certificates will be governed by this Agreement.

      At or prior to the time when sales to purchasers of the Certificates were first made, which was approximately 1:30 p.m. on December 13, 2006 (the "Time of Sale"), the Depositor had prepared the following information (collectively, the "Rule 159 Information"): the Depositor's Free Writing Prospectus dated December 1, 2006 (the cover page of which is attached hereto as Annex A) to the Depositor's Prospectus dated October 30, 2006, the term sheet dated December 1, 2006, relating to the Certificates, and each "free-writing prospectus" (as defined pursuant to Rule 405 under the 1933 Act) (a "Free Writing Prospectus") the first page of each of which is attached as Annex B hereto. If, subsequent to the date of this Agreement, the Depositor and the Underwriters determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and terminate their old purchase contracts and enter into new purchase contracts with investors in the Certificates, then "Rule 159 Information" will refer to the information conveyed to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information") and "Time of Sale" will refer to the time and date on which such new purchase contracts were entered into.

      2. Representations and Warranties of the Depositor. The Depositor represents and warrants to you as of the date hereof as follows:

      (a) The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-137192) on Form S-3 for the registration of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective. The Depositor proposes to and will file with the Commission pursuant to Rule 424(b) under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Certificates and the plan of distribution thereof. Such registration statement, including the exhibits thereto and information that is contained in the Prospectus (as defined below) and is deemed to be part of and included in such registration statement, as such registration statement may have been amended or supplemented at the date of the Prospectus, and including the Prospectus, is hereinafter referred to as the "Registration Statement"; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the 1933 Act, is hereinafter referred to as the "Base Prospectus"; such form of supplement to the Base Prospectus relating to the Certificates, in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the 1933 Act (including the Base Prospectus as so supplemented) is hereinafter referred to as the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement, together, are hereinafter referred to as the "Prospectus." The conditions to the use of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the 1933 Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall have been reasonably disapproved by you promptly after reasonable notice thereof. There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Depositor is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

      (b) the Registration Statement (i) on its effective date and on the date of the then most recently filed Prospectus Supplement conformed in all respects to the requirements of the 1933 Act and the rules and regulations thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date hereof will conform in all respects to the requirements of the 1933 Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus on the date hereof and on the Specified Delivery Date (as defined in Section 3 hereof) will conform in all respects to the requirements of the 1933 Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from either the Registration Statement or the Prospectus to the extent based upon and in conformity with (A) written information furnished to the Depositor by any Underwriter specifically for use therein (the "Underwriter Information"), (B) information contained in the Prospectus Supplement regarding the Mortgage Loans that is contained in the "Loan Detail" (as defined below) or, to the extent consistent therewith, the Diskette (as defined below), (C) information contained in the Prospectus Supplement regarding any Mortgage Loan Seller, the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor or the related mortgaged real properties, in the case of clauses (B) and (C), to the extent such information is covered by the related indemnification agreement, dated as of the date hereof, by and among the Depositor, such Mortgage Loan Seller, Credit Suisse Securities (USA) LLC, as Initial Purchaser (in such capacity, the "Initial Purchaser"), and each Underwriter (each such indemnification agreement, a "Mortgage Loan Seller Indemnification Agreement" and the information in clauses (B) and (C), collectively, the "Mortgage Loan Sellers' Information"), and (D) information contained in the Prospectus Supplement regarding the Master Servicer, the Special Servicer and the Trustee (each of the Master Servicer, the Special Servicer and the Trustee, a "Transaction Party" and collectively, the "Transaction Parties") under the headings "The Series 2006-C5 Pooling and Servicing Agreement--The Master Servicer," "--The Special Servicer" and "--The Trustee," as applicable, and certain other sections in the Prospectus Supplement, in each case as specified in, and only to the extent such information is covered by, the related indemnification agreement, dated as of the date hereof, by and among the Depositor, such Transaction Party, the Initial Purchaser and each Underwriter (each such indemnification agreement, a "Transaction Party Indemnification Agreement" and collectively with the Mortgage Loan Seller Indemnification Agreements, the "Indemnification Agreements"; the information in this clause (D), collectively, the "Transaction Party Information"). "Loan Detail" shall mean the information set forth in Annex A-1 and Annex A-2 to the Prospectus Supplement. "Diskette" shall mean the information set forth on the diskette attached to the Prospectus Supplement;

      (c) There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Depositor is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

      (d) The Rule 159 Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to
(A) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (B) any Mortgage Loan Seller Information contained in or omitted from such Time of Sale Information. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Depositor expressly for use in the Rule 159 Information.

      (e) Other than the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Rule 159 Information, and (iii) each other written communication of the Depositor or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed by the Underwriters and the Depositor (each such communication referred to in clause (ii) and this clause (iii), together with any other "issuer free writing prospectus," as defined in Rule 433(h) under the 1933 Act, relating to the Certificates, being referred to herein as an "Issuer Free Writing Prospectus"). Each such Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 8 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Rule 159 Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (ii) any Mortgage Loan Seller Information contained in or omitted from any Issuer Free Writing Prospectus. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Depositor expressly for use in any Issuer Free Writing Prospectus.

      (f) the Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor or its ability to perform its obligations under this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

      (g) the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Certificates conform, or will conform as of the Specified Delivery Date, to the description thereof contained in the Registration Statement and the Prospectus; and the Certificates, on the date hereof, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Depositor or the Trustee, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the Pooling and Servicing Agreement;

      (h) the Depositor is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material and adverse to the Depositor or which violation or default would have a material adverse effect on the performance by the Depositor of its obligations under this Agreement, the Pooling and Servicing Agreement, the Certificates or any of the Mortgage Loan Purchase Agreements; there are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability against the Depositor of, this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates described in the Prospectus;

      (i) there has not been, and as of the Specified Delivery Date there will not be, any material adverse change in the business operations, financial condition, properties or assets of the Depositor since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement, the Pooling and Servicing Agreement or any of the Mortgage Loan Purchase Agreements;

      (j) there are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;

      (k) the Depositor possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor;

      (l) the issue and sale of the Certificates and the compliance by the Depositor with all of the provisions of the Certificates, each Mortgage Loan Purchase Agreement, this Agreement and the Pooling and Servicing Agreement, and the execution and delivery by the Depositor of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements are within the corporate power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (C) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound or (D) except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument;

      (m) this Agreement has been duly authorized, executed and delivered by the Depositor;

      (n) on the Specified Delivery Date, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will have been duly authorized, executed and delivered by the Depositor and will be valid and binding agreements of the Depositor, enforceable against the Depositor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

      (o) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Certificates pursuant to this Agreement and the Pooling and Servicing Agreement have been or will be taken or obtained on or prior to the Specified Delivery Date;

      (p) at the Specified Delivery Date, each of the Mortgage Loans will meet the criteria for selection described in the Prospectus Supplement;

      (q) neither the Depositor nor the Trust Fund is, and neither the sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Depositor or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

      (r) at the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor (A) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor's right, title and interest in and to the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens") granted by or imposed upon the Depositor, (B) will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer or cause to be transferred the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Certificates pursuant hereto, each Underwriter will have good title to the Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor;

      (s) under generally accepted accounting principles and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates. The consideration received by the Depositor upon the sale of the Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriters. The Depositor is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor;

      (t) at the Specified Delivery Date, the respective Classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto;

      (u) any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Specified Delivery Date; and

      (v) the Depositor is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the 1933 Act.

      3. Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Certificates will be made at such place and at such time as shall be specified in Schedule I or at such other time thereafter as set forth in
Schedule I or as you and the Depositor shall agree upon, each such time being hereinafter referred to as a "Specified Delivery Date." Delivery of such Certificates shall be made by the Depositor to the Underwriters against payment of the purchase price specified in Schedule I in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and you. Unless otherwise provided for, the Certificates to be so delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available through the facilities of The Depository Trust Company, or otherwise as you may request.

      4. Offering by Underwriters. (a) It is understood that the Underwriters propose to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

      (b) Each Underwriter represents, warrants and agrees that: (i) it has not sold or offered the Certificates in the United Kingdom, and it has not delivered or communicated the Prospectus or any other invitation or inducement to buy or participate in the Certificates in the United Kingdom, except to persons who (A) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both
Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and
Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2001 (the "FP order") or (B) fall within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the CIS Order and Article 49(2)(a) though (d) of the FP Order; and (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

      5. Covenants of the Depositor. The Depositor covenants and agrees with you that:

      (a) the Depositor has prepared and/or shall prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such Certificates, but the Depositor shall not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it has first delivered copies of such amendments or supplements to you, it has given you a reasonable opportunity to review the same and you have reasonably objected thereto promptly thereafter; the Depositor shall immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has been filed or has become or will become effective or any supplement to the Prospectus or any amended Prospectus, in each case relating to the Certificates has been filed and will furnish you with copies thereof, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Certificates and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or "blue sky" law, as soon as the Depositor is advised thereof, and shall use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued;

      (b) if, at any time when the Prospectus is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the 1933 Act or the Rules and Regulations, the Depositor shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

      (c) the Depositor shall make generally available to the holders of the Certificates (the "Certificateholders"), in each case as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the related Trust's fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of the Trust's fiscal quarter next following the date hereof which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission with respect to the Certificates. The Depositor shall cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

      (d) the Depositor shall furnish to you copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available and in such quantities as you reasonably request as long as you are required to deliver the Prospectus under the 1933 Act in connection with the sale of the Certificates; provided that any such documents requested by you on a date that is more than nine (9) months after December 22, 2006 (the "Closing Date") shall be provided at your expense;

      (e) the Depositor shall arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and shall continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

      (f) the Depositor shall, while the Certificates are outstanding;

            (i) furnish to you, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the Certificates pursuant to the Pooling and Servicing Agreement; and

            (ii) furnish to you such other information with respect to the Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates; and

      (g) as between itself and the Underwriters, the Depositor will pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Prospectus (including any amendments thereof and supplements thereto), the Pooling and Servicing Agreement and the Certificates, (ii) the fees charged by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies") for rating the Certificates, (iii) the fees and expenses of the Trustee, and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Certificates, and (iv) all other costs and expenses incidental to the performance by the Depositor of its obligations hereunder that are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this subsection (g) and in Section 10 below, each Underwriter will pay all of its own expenses including all out-of-pocket and/or internally allocated costs and expenses incurred by them in connection with the transaction herein contemplated, including, without limitation, fees and expenses of their counsel, any transfer taxes on the Certificates and the expenses of any advertising of the offering of the Certificates made by the Underwriters; and

      (h) during the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Depositor shall file, or cause the Trustee to file on behalf of the Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Certificates subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof and the Specified Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

      (a) you shall have received a letter from PricewaterhouseCoopers LLP dated the date hereof and, if requested by you, dated the Specified Delivery Date, each in the forms heretofore agreed to;

      (b) all actions required to be taken and all filings required to be made by the Depositor under the 1933 Act prior to the Specified Delivery Date shall have been duly taken or made; and prior to the Specified Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission;

      (c) unless otherwise specified in Schedule I, the Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated the ratings specified in Schedule I, and shall not have been lowered or placed on any credit watch with a negative implication for downgrade;

      (d) you shall have received an opinion of counsel to the guarantor, Credit Suisse acting through Credit Suisse (USA), Inc., dated the Specified Delivery Date, and in the form agreed to on or prior to such date;

      (e) you shall have received opinions of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor and Credit Suisse Securities (USA) LLC, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

      (f) you shall have received an opinion of special counsel to each Mortgage Loan Seller, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

      (g) you shall have received an opinion of counsel to the Trustee, dated the Specified Delivery Date, in the form agreed to on or prior to such date, together with a reliance letter addressed to the Rating Agencies and the Depositor;

      (h) you shall have received an opinion of counsel of the Master Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

      (i) you shall have received an opinion of counsel of the Special Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

      (j) you shall have received letters, dated the Specified Delivery Date, from counsel rendering opinions to the Rating Agencies, to the effect that you may rely upon their opinion to such Rating Agencies, as if such opinion were rendered to you, or such opinions shall be addressed to you;

      (k) you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

      (l) you shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

      (m) you shall have received a certificate of the Master Servicer, signed by one or more duly authorized officers of the Master Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

      (n) you shall have received a certificate of the Special Servicer, signed by one or more duly authorized officers of the Special Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

      (o) the Mortgage Loan Sellers shall have sold the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreements; and

      (p) you shall have received such other documents, certificates, letters and opinions as you may reasonably request.

      7. Indemnification. (a) The Depositor shall indemnify and hold harmless each Underwriter, each of its officers and each of its directors and each person, if any, that controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any expenses, losses, claims, damages or liabilities, joint or several, to which such Underwriter or such officer, director or controlling person may become subject under the 1933 Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (which, for the avoidance of doubt, includes, without limitation, the Prospectus) or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in (x) any Issuer Free Writing Prospectus or (y) any Issuer Information (as defined in Section 8(b)) contained in (1) any Underwriter Free Writing Prospectus (as defined in Section 8(b) hereof) prepared by or on behalf of such Underwriter, or (2) any Free Writing Prospectus that is required to be filed pursuant to Section 8(e)(iii) or Section 8(h) hereof (clauses (x) and (y) collectively, the "Issuer Disclosure Materials"), or the omission or alleged omission to state a material fact required to make the statements therein (when read in connection with the other Rule 159 Information), in light of the circumstances under which they were made, not misleading, which error or omission was not corrected by information subsequently supplied by the Depositor to such Underwriter within a reasonable period of time prior to the Time of Sale or (iii) any breach of the representation and warranty in Section 2(v).

      Notwithstanding the foregoing, (i) the Depositor shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any such documents in reliance upon and in conformity with (A) any Underwriter Information, (B) any Mortgage Loan Sellers' Information; or (C) any Transaction Party Information, but in the case of clauses (B) and (C), only to the extent that that the Underwriters and Depositor are actually indemnified by the applicable party and
(ii) such indemnity with respect to an untrue statement or omission of a material fact made in any Issuer Disclosure Materials that are part of the initial Rule 159 Information shall not inure to the benefit of any Underwriter if information that corrected any untrue statement or omission of a material fact was furnished to the Underwriters at a reasonable time prior to the Time of Sale.

      (b) The Depositor acknowledges that the following statements constitute the only Underwriters' Information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus: the sixth paragraph on the cover of the Prospectus Supplement; the sub-heading "--Underwriters" in the section of the Prospectus Supplement entitled "Summary of Prospectus Supplement--Relevant Parties/Entities"; and the first sentence of the fourth paragraph, and the second sentence of the fifth paragraph under the heading "Underwriting" in the Prospectus Supplement. This indemnity agreement shall be in addition to any liability which the Depositor may otherwise have.

      (c) Each Underwriter shall severally, and not jointly, indemnify and hold harmless the Depositor, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the 1933 Act or the Exchange Act against any expenses, losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statements of a material fact in the Underwriter Information, or omissions or alleged omissions to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) untrue statements or alleged untrue statements of a material fact in any Underwriter Free Writing Prospectus (as defined in Section 8(b)) prepared by or on behalf of such Underwriter or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Rule 159 Information), in light of the circumstances under which they were made, not misleading; except that, in the case of clause (ii), no Underwriter shall be obligated so to indemnify and hold harmless the Depositor (x) for any losses, claims, damages or liabilities caused by any untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) resulting from an error or omission in any Mortgage Loan Sellers' Information provided by a Mortgage Loan Seller or in any Transaction Party Information provided by the Master Servicer, the Special Servicer or the Trustee, as the case may be, and used for purposes of preparing such Free Writing Prospectus, which Mortgage Loan Sellers' Information or Transaction Party Information was not corrected by information subsequently supplied by the Depositor or any Mortgage Loan Seller or the Master Servicer, the Special Servicer or the Trustee within a reasonable period of time prior to the Time of Sale; (y) for any losses, claims, damages or liabilities caused by any untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) resulting from an error or omission in the Issuer Information (as defined in Section 8(b) hereof) supplied by the Depositor or any Mortgage Loan Seller to the Underwriter, which Issuer Information was not corrected by information subsequently supplied by the Depositor or any Mortgage Loan Seller within a reasonable period of time prior to the Time of Sale; or (z) to the extent that the Depositor is entitled to indemnification or contribution therefor from any Mortgage Loan Seller, the Trustee, the Master Servicer or the Special Servicer pursuant to any Indemnification Agreement. Notwithstanding the foregoing, the indemnity provided in clause (ii) in the immediately preceding sentence will apply only if such misstatement or omission was not also a misstatement or omission in the Rule 159 Information. This indemnity agreement shall be in addition to any liability that such Underwriter may otherwise have.

      (d) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 7 (a) and
(c), except to the extent that such omission to notify materially prejudices the indemnifying party, or relieve it from any liability that it may have other than under this Agreement. In case any such action is brought against any indemnified party, after such indemnifying party has been notified of the commencement thereof, such indemnifying party shall be entitled to participate therein (at its own expense), and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid by the indemnifying party as incurred by the indemnified party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent, in the case where such indemnifying party has not elected to assume the defense of such proceeding in accordance with the second sentence of this subsection (d), shall not be unreasonably withheld, conditioned or delayed). However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

      (e) If recovery is not available under the foregoing indemnification provisions of this Section 7 or is insufficient in respect of any liabilities referred to therein (on grounds of public policy or otherwise), the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Depositor on the one hand and each Underwriter on the other from the offering of the Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each). In the event contribution according to the foregoing sentence is not permitted by law, in determining the amount of contribution to which the respective parties are entitled, there shall be considered not only the relative benefits received by the Depositor on the one hand and such Underwriter on the other from the offering of the Certificates but also the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Depositor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligations of the Underwriters in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (f) The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

      (g) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, any Underwriter, any of their respective directors or officers, or any person controlling the Depositor or such Underwriter, and (iii) acceptance of and payment for any of the Certificates.

      (h) The obligations of the Depositor under this Section 7 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Depositor and to each person, if any, who controls the Depositor within the meaning of the 1933 Act or Exchange Act.

      (i) Each Underwriter will indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriters within the meaning of either the 1933 Act or the Exchange Act (the "Non-Indemnifying Underwriters") from and against any and all expenses, losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriters become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Rule 159 Information) to state a material fact necessary in order to make the statements contained in any Underwriter Free Writing Prospectus prepared by or on behalf of such indemnifying Underwriter, in light of the circumstances under which they were made, not misleading at the Time of Sale, or (ii) the failure of such indemnifying Underwriter, or any member of its selling group to comply with any provision of Section 8 hereof. In addition, each Underwriter agrees to reimburse, as incurred, such Non-Indemnifying Underwriters for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action, except to the extent that the Non-Indemnifying Underwriters are entitled to indemnification or contribution therefor from any Mortgage Loan Seller pursuant to any Indemnification Agreement. This agreement will be in addition to any liability that any Underwriter may otherwise have.

      8. Offering Communications; Free Writing Prospectuses. (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the 1933 Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (i) is made in reliance on Rule 134 under the 1933 Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the 1933 Act or (iii) constitutes Rule 159 Information or a Free Writing Prospectus. Without limitation thereby, without the prior written consent of the Depositor (which consent may be withheld for any reason), no Underwriter shall prepare, convey or deliver in connection with the initial offering of the Certificates any Free Writing Prospectus or "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the 1933 Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the 1933 Act other than materials provided to it by Credit Suisse Securities (USA) LLC or the Depositor.

      (b) Each Underwriter shall deliver to the Depositor, no later than two (2) business days prior to the date of first use thereof or such later date as may be agreed to by the Depositor, (i) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an "Underwriter Free Writing Prospectus") and that contains any "issuer information," as defined in Rule 433(h) under the 1933 Act and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, Mortgage Loan Sellers' Information), and (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Depositor not later than the later of (A) two (2) business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act or such later date as may be agreed to by the Depositor or
(B) the date of first use of such Free Writing Prospectus. It is acknowledged and agreed that the Rule 159 Information does not include any Underwriter Free Writing Prospectus.

      (c) Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by such Underwriter pursuant to Section 8(b) hereof will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates.

      (d) Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 8(b) hereof did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective investor, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein (when read in conjunction with the Rule 159 Information), in light of the circumstances under which they were made, not misleading; provided however, that no Underwriter makes any representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Depositor or any Mortgage Loan Seller to such Underwriter, which information was not corrected by information subsequently supplied by the Depositor or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

      (e) The Depositor agrees to file with the Commission the following:

            (i) Any Issuer Free Writing Prospectus;

            (ii) Any Free Writing Prospectus or portion thereof delivered by an Underwriter to the Depositor pursuant to Section 8(b) hereof; and

            (iii) Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

      Notwithstanding the foregoing, the Depositor shall not be required to file
(1) Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

      (f) Any Free Writing Prospectus required to be filed pursuant to Section 8(e) hereof by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

            (i) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates may be filed by the Depositor within two (2) days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

            (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material may be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Certificates pursuant to Rule 424(b) under the 1933 Act or two (2) business days after the first use of such Free Writing Prospectus;

            (iii) any Free Writing Prospectus required to be filed pursuant to
Section 8(e)(iii) hereof may, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four (4) business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

            (iv) the Depositor shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

      (g) Each Underwriter shall file with the Commission, or provide to the Depositor at least two (2) business days prior to the time such filing is required, any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter which is neither an Issuer Free Writing Prospectus nor contains Issuer Information in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

      (h) Notwithstanding the provisions of Section 8(g) hereof, each Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four (4) business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

      (i) Notwithstanding the provisions of Sections 8(e) and 8(g) hereof, neither the Depositor nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

      (j) The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the 1933 Act:

      "We have filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about us, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1.800.221.1037 or by email to the following address: barry.polen@csfb.com."

      (k) The Depositor and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 8 for a period of three (3) years following the initial bona fide offering of the Certificates.

      (l) (i) In the event that the Depositor becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Rule 159 Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Depositor shall notify the Underwriters of such untrue statement or omission within one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

            (ii) In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Rule 159 Information), in light of the circumstances under which they were made, not misleading (together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Depositor of such untrue statement or omission within one business day after discovery.

            (iii) The Underwriters shall, if requested by the Depositor:

               (1) if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

               (2) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

               (3) notify such investor in a prominent fashion that the prior contract of sale with the investor has been terminated, and of the investor's rights as a result of termination of such agreement;

               (4) provide such investor with an opportunity to affirmatively agree to purchase the Certificates on the terms described in the Corrected Free Writing Prospectus; and

               (5) comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of Commission's Securities Offering Reform Release No. 33-8591.

            (iv) In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus or in the event that any Underwriter Free Writing Prospectus contains any inaccurate Issuer Information supplied by the Depositor or any Mortgage Loan Seller to the related Underwriter, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Depositor agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permits the Depositor access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

            (v) Each Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

      (m) Each Underwriter covenants with the Depositor that it will make available to the Depositor, upon reasonable request, such personnel as are familiar with the Underwriter's compliance procedures for the purpose of answering questions concerning the Underwriter's practices and procedures for the preparation and dissemination of written materials concerning the Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

      9. Default of Underwriters. If any Underwriter defaults in its obligations to purchase Certificates hereunder and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates to be purchased hereunder, Credit Suisse Securities (USA) LLC may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase hereunder. If any Underwriter so defaults and the aggregate principal amount of Certificates with respect to which such default occurs exceeds 10% of the total principal amount of Certificates to be purchased hereunder and arrangements satisfactory to Credit Suisse Securities (USA) LLC and the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      10. Termination of the Obligations of the Underwriters. (a) Any Underwriter may terminate its obligations under this Agreement by notice to the Depositor at any time at or prior to the Specified Delivery Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement.

      (b) The obligations of the Underwriters to purchase the Certificates on the Specified Delivery Date shall be terminable by Credit Suisse Securities
(USA) LLC (and, solely with respect to any Underwriter's obligation to purchase its respective allotment of the Certificates as specified in Schedule I, by such Underwriter) if at any time on or prior to the Specified Delivery Date (i) any change, or any development or event involving a prospective change in the condition (financial or other), business, properties or results of operations of the Depositor or the Trust which, in the judgment of a majority in interest of the Underwriters (based on Underwriting obligations) including Credit Suisse Securities (USA) LLC is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates; (ii) any downgrading in the rating of any of the Certificates by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including Credit Suisse Securities (USA) LLC be likely to prejudice materially the success of the proposed issue, sale or distribution of the Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any Certificates on any relevant exchange or in the over-the-counter market; (v) any general moratorium on commercial banking activities declared by any federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including Credit Suisse Securities (USA) LLC the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of any payment for the Certificates.

      (c) If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Depositor shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Certificates.

      11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor and of the several Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of such Underwriters, the Depositor or any of their respective officers or directors or any controlling person, and shall survive delivery of and payment of the related Certificates.

      If this Agreement is terminated pursuant to Section 10 above or if for any reason the purchase by the Underwriters of the Certificates is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g) above, and the obligations of the Depositor and such Underwriters pursuant to Section 7 above shall remain in effect.

      12. Obligations of Column Financial, Inc. Column Financial, Inc. agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each of their respective officers, directors and any other person, if any, who controls any of the Underwriters within the meaning of the 1933 Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, to indemnify and hold harmless the Underwriters against any failure by the Depositor to perform its obligations to the Underwriters and their respective officers, directors and control persons pursuant to Section 7(a) hereof.

      13. Notices. All communications hereunder shall be in writing and, if sent to Credit Suisse First Boston LLC, shall be mailed, delivered or telecopied to it at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433; if sent to Citigroup Global Markets Inc., shall be mailed, delivered or telecopied to it at 388 Greenwich Street, New York, New York 10013, Attention: Paul Vanderslice; if sent to KeyBanc Capital Markets, a Division of MacDonald Investments, shall be mailed, delivered or telecopied to it at 127 Public Square, Cleveland, Ohio 44114,
Attention: Audrey Saccardi, Telecopy No.: (216) 689-0976 (with a copy to Richard Hawrylak, Telecopy No.: (216) 689-5681); if sent to Banc of America Securities LLC, shall be mailed, delivered or telecopied to it at Banc of America Securities LLC, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Stephen Hogue, Telecopy No.: (704) 386-1094, with a copy to Paul Kurzeja, Esq., Legal Department, Telecopy No.: (704) 409-0267; if sent to Greenwich Capital Markets, Inc., shall be mailed, delivered or telecopied to it at 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.: (203) 618-2134, with a copy to Paul S. Stevelman, Esq., Legal Department, Telecopy No.: (203) 618-2132; or if sent to the Depositor, shall be mailed, delivered or telecopied to it at Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention:
Edmund Taylor, with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be mailed, delivered or telecopied to such Underwriter at the address furnished by it.

      14. No Fiduciary Duty. The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Depositor with respect to the offering of the Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. Additionally, neither Credit Suisse nor any other Underwriter is advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

      15. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 above, and their successors and assigns, and no other person shall have any right or obligation hereunder. No purchaser of any Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Depositor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

                                            Very truly yours,

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

                                            CREDIT SUISSE FIRST BOSTON MORTGAGE
                                                 SECURITIES CORP.,
                                                 as Depositor


                                            By:   /s/ Jeffrey A. Altabef
                                                 -------------------------------
                                                 Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC,
    as Underwriter


By: /s/ Jeffrey A. Altabef
   ---------------------------------
    Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.,
    as Underwriter


By: /s/ Angela J. Vleck
   ---------------------------------
    Title: Managing Director


MCDONALD INVESTMENTS INC.,
    as Underwriter


By: /s/ Joseph A. Chinnici
   ---------------------------------
    Title: Managing Director

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

BANC OF AMERICA SECURITIES LLC,
    as Underwriter


By:  /s/ Robert J. Koontz
   ---------------------------------
    Title: Vice President


GREENWICH CAPITAL MARKETS, INC.,
    as Underwriter


By: /s/ Andrew B. Snow
   ---------------------------------
    Title: Senior Vice President





Acknowledged and agreed solely as to Section 12:


COLUMN FINANCIAL, INC.


By:  /s/ Jeffrey A. Altabef
   ---------------------------------
    Title: Vice President

                                   SCHEDULE I

Prospectus: Prospectus Supplement dated December 13, 2006 and Base Prospectus dated October 30, 2006 (Registration Statement No.: 333-137192)

Closing Date & Location: December 22, 2006 at 10:00 a.m., New York time in the New York offices of Cadwalader, Wickersham & Taft LLP. All of the Certificates will be available in book entry form through the facilities of the Depository Trust Company.

Aggregate Principal Amount of Offered Certificates: $3,031,062,000 (approximate)

Aggregate Purchase Price to be Paid by Credit Suisse Securities (USA) LLC:
$3,164,428,728 plus accrued interest

Aggregate Purchase Price to be Paid by KeyBanc Capital Markets: $0 plus accrued interest

Aggregate Purchase Price to be Paid by Banc of America Securities LLC: $0 plus accrued interest

Aggregate Purchase Price to be Paid by Citigroup Global Markets Inc.: $0 plus accrued interest

Aggregate Purchase Price to be Paid by Greenwich Capital Markets, Inc.: $0 plus accrued interest

Certificate Balances/Notional Balance:

        Class A-1          $51,000,000
        Class A-2         $220,000,000
        Class A-AB        $149,203,000
        Class A-3       $1,200,000,000
        Class A-1-A       $780,638,000
        Class A-MFL       $100,000,000
        Class A-M         $242,977,000
        Class A-J         $287,244,000
        Class A-SP      $3,252,979,000

Ratings (Moody's/S&P):

        Class A-1                     Aaa/AAA
        Class A-2                     Aaa/AAA
        Class A-AB                    Aaa/AAA
        Class A-3                     Aaa/AAA
        Class A-1-A                   Aaa/AAA
        Class A-MFL                   Aaa/AAA
        Class A-M                     Aaa/AAA
        Class A-J                     Aaa/AAA
        Class A-SP                    Aaa/AAA

Pass-Through Rates:

        Class A-1                     5.2560%
        Class A-2                     5.2460%
        Class A-AB                    5.3080%
        Class A-3                     5.3110%
        Class A-1-A                   5.2970%
        Class A-MFL               LIBOR + 0.1900%
        Class A-M                     5.3430%
        Class A-J                     5.3730%
        Class A-SP                    0.6729%

                             Certificates Purchased

                              Certificate Balances

                             Class A-1        Class A-2        Class A-AB       Class A-3
                            Certificate      Certificate      Certificate      Certificate
Underwriter                   Balance          Balance          Balance          Balance
------------------------   --------------   --------------   --------------   --------------
Credit Suisse
Securities (USA) LLC          $51,000,000     $220,000,000     $149,203,000   $1,200,000,000
Citigroup Global
Markets Inc.                            0                0                0                0
KeyBanc Capital Markets                 0                0                0                0
Banc of America
Securities LLC                          0                0                0                0
Greenwich Capital
Markets, Inc.                           0                0                0                0
------------------------   --------------   --------------   --------------   --------------
Total                         $51,000,000     $220,000,000     $149,203,000   $1,200,000,000

                              Class            Class
                              A-1-A            A-MFL          Class A-M        Class A-J        Class A-SP
                           Certificate      Certificate      Certificate      Certificate      Certificate
Underwriter                  Balance          Balance          Balance          Balance          Balance
-----------------------   --------------   --------------   --------------   --------------   --------------
Credit Suisse
Securities (USA) LLC        $780,638,000     $100,000,000     $242,977,000     $287,244,000   $3,252,979,000
Citigroup Global
Markets Inc.                           0                0                0                0                0
KeyBanc Capital Markets                0                0                0                0                0
Banc of America
Securities LLC                         0                0                0                0                0
Greenwich Capital
Markets, Inc.                          0                0                0                0                0
-----------------------   --------------   --------------   --------------   --------------   --------------
Total                       $780,638,000     $100,000,000     $242,977,000     $287,244,000   $3,252,979,000